UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HEAT BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WEBSITE LANDING PAGE FOR HEAT BIOLOGICS

We are pleased to invite you to meet with Heat Biologics’ CEO, Jeff Wolf, and Lead Director, Dr. John Prendergast, Ph.D. who will participate in a series of investor forums and discussion across Germany on August 13-14, 2019. Heat management will meet with investors in Frankfurt, Dusseldorf, Stuttgart, and Munich.

Additionally, the Company respectfully requests that all German shareholders contact their broker to immediately vote their Heat Biologics’ shares for the upcoming adjourned Annual Meeting of Shareholders to be held on August 22, 2019.  Votes should be provided to your brokers as soon as possible. Please also notify your broker of the CUSIP# 42237K300 and verify the votes have been submitted by your broker to Clearstream, who in turn must process and submit your vote to the tabulator.

The approval of these two remaining proposals is critical for the Company to maintain its ongoing operations and to fulfill its listing requirements on NASDAQ. Heat’s Management and the Board encourage all shareholders to vote in favor of the two remaining proposals in order to meet the necessary voting thresholds.

Venue details will be provided upon confirmation of registration.

City:

Dusseldorf

Date:

Tuesday, August 13th

Venue:

Lunch Presentation

Time:

1:00 PM CET

City:

Frankfurt

Date:

Wednesday, August 13th

Venue:

Dinner Presentation

Time:

6:30 PM CET

City:

Stuttgart

Date:

Wednesday, August 14th

Venue:

Lunch Presentation

Time:

12:00 PM CET

City:

Munich

Date:

Wednesday, August 14th

Venue:

Dinner Presentation

Time:

6:30 PM CET